Exhibit 99.1

URBAN OUTFITTERS, INC.

Third Quarter Results

Philadelphia, PA – November 22, 2021

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record Sales; Record Profits

PHILADELPHIA, PA, November 22, 2021 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of the Anthropologie, BHLDN, Free People, FP Movement, Terrain, Urban Outfitters, Nuuly Rent, Nuuly Thrift and Menus & Venues brands, today announced net income of $89 million and record third quarter earnings per diluted share of $0.89 for the three months ended October 31, 2021. For the nine months ended October 31, 2021, net income was $270 million and record first nine-month period earnings per diluted share were $2.71.

Due to the material impact of COVID-19 on our business operations in fiscal 2021, including mandated store closures, this release includes a comparison of fiscal 2022 results to fiscal 2020. Management views the comparison of fiscal 2022 results to fiscal 2020 as the more meaningful measurement of the Company’s business performance.

Total Company net sales for the three months ended October 31, 2021, were a record $1.13 billion. Net sales increased 14.6% compared to the three months ended October 31, 2019. Comparable Retail segment net sales increased 14%, driven by strong double-digit growth in digital channel sales, partially offset by mid-single-digit negative retail store sales primarily due to reduced store traffic. By brand, comparable Retail segment net sales increased 55% at the Free People Group, 9% at the Anthropologie Group and 7% at Urban Outfitters. Total Retail segment net sales increased 16%. Wholesale segment net sales decreased 15% primarily from reducing the Free People Group’s sales to promotional wholesale customers.

For the nine months ended October 31, 2021, total Company net sales increased 14.3% compared to the nine months ended October 31, 2019. Comparable Retail segment net sales increased 16%, driven by strong double-digit growth in digital channel sales, partially offset by low double-digit negative retail store sales due to reduced store traffic resulting from temporary store closures and occupancy restrictions in Europe and Canada. Wholesale segment net sales decreased 23% primarily from reducing the Free People Group’s sales to promotional wholesale customers.

“I’m pleased to announce our teams produced record Q3 sales and earnings,” said Richard A. Hayne, Chief Executive Officer. “We are excited that November ‘comp’ sales to date for all brands have accelerated from their Q3 rate,” finished Mr. Hayne.

Net sales by brand and segment for the three and nine-month periods were as follows:

	Three Months Ended
	October 31,
	2021	2020	2019
Net sales by brand
Urban Outfitters	$415,877	$394,050	$374,459
Anthropologie Group	431,407	358,482	398,709
Free People Group	264,995	206,669	205,475
Menus & Venues	6,457	3,664	6,794
Nuuly (1)	12,688	6,742	2,032
Total Company	$1,131,424	$969,607	$987,469

	Three Months Ended
	October 31,
	2021	2020	2019
Net sales by segment
Retail Segment	$1,043,905	$895,608	$897,130
Wholesale Segment	74,831	67,257	88,307
Nuuly Segment (1)	12,688	6,742	2,032
Total Company	$1,131,424	$969,607	$987,469

	Nine Months Ended
	October 31,
	2021	2020	2019
Net sales by brand
Urban Outfitters	$1,207,174	$955,259	$1,046,310
Anthropologie Group	1,235,567	887,683	1,147,977
Free People Group	727,454	492,352	597,606
Menus & Venues	15,922	8,378	20,286
Nuuly (1)	30,447	17,684	2,032
Total Company	$3,216,564	$2,361,356	$2,814,211

	Nine Months Ended
	October 31,
	2021	2020	2019
Net sales by segment
Retail Segment	$2,990,413	$2,214,311	$2,558,386
Wholesale Segment	195,704	129,361	253,793
Nuuly Segment (1)	30,447	17,684	2,032
Total Company	$3,216,564	$2,361,356	$2,814,211
(1)

The Nuuly segment (formerly known as the Subscription segment) is comprised of the Nuuly Rent and Nuuly Thrift brands. Nuuly Rent began operations on July 30, 2019. Nuuly Thrift began operations on October 12, 2021.

For the three months ended October 31, 2021, the gross profit rate increased by 202 basis points compared to the three months ended October 31, 2019. Gross profit dollars increased by $69.6 million to $390.7 million from $321.1 million in the three months ended October 31, 2019. The increase in gross profit rate was primarily due to record low third quarter merchandise markdown rates in the Retail segment and leverage in store occupancy expense primarily due to the increased penetration of the digital channel in Retail segment net sales.  All three brands achieved record low third quarter merchandise markdown rates. This was partially offset by an increase in delivery and logistics expenses and lower initial merchandise markups. Delivery expense deleveraged due to increases in carrier costs per package and the increased penetration of the digital channel. Logistics expense deleveraged due to increased wages at our distribution and fulfillment centers in order to attract and retain appropriate levels of employees and the increased penetration of the digital channel. Lower initial merchandise markups are primarily due to higher inbound transportation expenses.

For the nine months ended October 31, 2021, the gross profit rate increased by 284 basis points compared to the nine months ended October 31, 2019. Gross profit dollars increased by $220.6 million to $1.13 billion from $906.0 million in the nine months ended October 31, 2019. The increase in gross profit rate was primarily due to record low first nine-month period merchandise markdown rates in the Retail segment and leverage in store occupancy expense due to the increased penetration of the digital channel in Retail segment net sales. All three brands achieved record low first nine-month period merchandise markdown rates. This was partially offset by a deleverage in delivery and logistics expenses and lower initial merchandise markups. Delivery expense deleveraged due to increases in carrier costs per package and the increased penetration of the digital channel. Logistics expense deleveraged due to increased wages at our distribution and fulfillment centers in order to attract and retain appropriate levels of employees and the increased penetration of the digital channel. Lower initial merchandise markups are primarily due to higher inbound transportation expenses.

As of October 31, 2021, total inventory increased by $95.5 million, or 18.0%, compared to total inventory as of October 31, 2019.  The increase in inventory was due to the increase in net sales and a strategic decision to bring certain product categories in earlier to protect against ongoing supply chain disruptions and delays.

For the three months ended October 31, 2021, selling, general and administrative expenses increased by $29.0 million, or 11.8%, compared to the three months ended October 31, 2019, and expressed as a percentage of net sales, leveraged 60 basis points. The leverage in SG&A as a rate to sales was primarily related to disciplined store payroll management and overall expense control that was partially offset by an increase in digital marketing and creative expenses during the quarter to support the strong digital sales and customer growth. The growth in SG&A dollars was primarily driven by increases in digital marketing and creative expenses during the quarter to support the strong digital sales and customer growth and overall higher performance-based compensation due to the stronger results partially offset by the reduction in direct selling expenses due to the lower retail store net sales.

For the nine months ended October 31, 2021, selling, general, and administrative expense increased by $58.7 million, or 8.2%, compared to the nine months ended October 31, 2019, and expressed as a percentage of net sales, leveraged 133 basis points. The leverage in selling, general and administrative expenses as a rate to sales was primarily related to disciplined store payroll management and overall expense control that was partially offset by a deleverage in digital marketing and creative expenses during the period to support the strong digital sales and customer growth. The increase in dollars was primarily driven by the increase in digital marketing and creative expenses to support the overall growth of the Company partially offset by the reduction in direct selling expenses due to the lower retail store net sales.

The Company’s effective tax rate for the three months ended October 31, 2021, was 23.0% compared to 26.6% in the three months ended October 31, 2019. The Company’s effective tax rate for the nine months ended October 31, 2021, was 23.6% compared to 25.8% in the nine months ended October 31, 2019. The decrease in the effective tax rate for the three and nine months ended October 31, 2021, was primarily due to the ratio of foreign taxable profits to global taxable profits.

Net income for the three months ended October 31, 2021, was $89 million and record third quarter earnings per diluted share were $0.89. Net income for the nine months ended October 31, 2021, was $270 million and record first nine-month period earnings per diluted share were $2.71.

On August 22, 2017, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a new share repurchase program. During the nine months ended October 31, 2021, the Company repurchased and subsequently retired 0.5 million common shares for approximately $15 million. During the year ended January 31, 2021, the Company repurchased and subsequently retired 0.5 million common shares for approximately $7 million. These shares were repurchased prior to the known spread of the COVID-19 pandemic in the United States that forced the Company to close its stores for an extended period of time. As of October 31, 2021, 25.4 million common shares were remaining under the programs.

During the nine months ended October 31, 2021, the Company opened a total of 46 new retail locations including: 23 Free People Group stores (including 13 FP Movement stores), 15 Urban Outfitters stores and 8 Anthropologie Group stores; and closed 9 retail locations including: 3 Anthropologie Group stores, 2 Free People Group stores, 2 Urban Outfitters stores and 2 Menus & Venues restaurants. During the nine months ended October 31, 2021, 1 Urban Outfitters franchisee-owned store and 1 Anthropologie Group franchisee-owned store were opened.

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 260 Urban Outfitters stores in the United States, Canada and Europe and websites; 242 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 170 Free People Group stores in the United States, Canada and Europe, catalogs and websites, 9 Menus & Venues restaurants, 2 Urban Outfitters franchisee-owned stores and 1 Anthropologie Group franchisee-owned store, as of October 31, 2021. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment.

A conference call will be held today to discuss third quarter results and will be webcast at 5:15 pm. ET at: https://edge.media-server.com/mmc/p/s3fpctjt

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the impacts of public health crises such as the coronavirus (COVID-19) pandemic, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs, border adjustment taxes or increases in duties or quotas), the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	October 31,
	2021	2020	2019

Net sales	$1,131,424	$969,607	$987,469
Cost of sales	740,686	646,666	666,367
Gross profit	390,738	322,941	321,102
Selling, general and administrative expenses	274,836	224,433	245,833
Income from operations	115,902	98,508	75,269
Other (loss) income, net	(551)	(890)	576
Income before income taxes	115,351	97,618	75,845
Income tax expense	26,496	20,914	20,193
Net income	$88,855	$76,704	$55,652

Net income per common share:
Basic	$0.90	$0.78	$0.57
Diluted	$0.89	$0.78	$0.56

Weighted-average common shares outstanding:
Basic	98,202,399	97,784,661	97,972,864
Diluted	99,415,838	98,583,032	98,628,169

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%
Cost of sales	65.5%	66.7%	67.5%
Gross profit	34.5%	33.3%	32.5%
Selling, general and administrative expenses	24.3%	23.1%	24.9%
Income from operations	10.2%	10.2%	7.6%
Other (loss) income, net	(0.0%)	(0.1%)	0.1%
Income before income taxes	10.2%	10.1%	7.7%
Income tax expense	2.3%	2.2%	2.1%
Net income	7.9%	7.9%	5.6%

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

(unaudited)

	Nine Months Ended
	October 31,
	2021	2020	2019

Net sales	$3,216,564	$2,361,356	$2,814,211
Cost of sales (excluding store impairment)	2,089,910	1,774,006	1,908,178
Store impairment	—	14,528	—
Gross profit	1,126,654	572,822	906,033
Selling, general and administrative expenses	771,396	603,630	712,683
Income (loss) from operations	355,258	(30,808)	193,350
Other (loss) income, net	(2,503)	(1,261)	6,754
Income (loss) before income taxes	352,755	(32,069)	200,104
Income tax expense (benefit)	83,091	(4,731)	51,547
Net income (loss)	$269,664	$(27,338)	$148,557

Net income (loss) per common share:
Basic	$2.75	$(0.28)	$1.48
Diluted	$2.71	$(0.28)	$1.47

Weighted-average common shares outstanding:
Basic	98,209,796	97,823,948	100,458,726
Diluted	99,447,551	97,823,948	101,147,025

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment)	65.0%	75.1%	67.8%
Store impairment	—	0.6%	—
Gross profit	35.0%	24.3%	32.2%
Selling, general and administrative expenses	24.0%	25.6%	25.3%
Income (loss) from operations	11.0%	(1.3%)	6.9%
Other (loss) income, net	(0.0%)	(0.1%)	0.2%
Income (loss) before income taxes	11.0%	(1.4%)	7.1%
Income tax expense (benefit)	2.6%	(0.2%)	1.8%
Net income (loss)	8.4%	(1.2%)	5.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	October 31,	January 31,	October 31,	October 31,
	2021	2021	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$236,354	$395,635	$624,945	$167,070
Marketable securities	188,375	174,695	2	170,697
Accounts receivable, net of allowance for doubtful accounts of $1,313, $4,028, $3,098 and $1,084, respectively	114,208	89,952	87,187	99,971
Inventory	627,103	389,618	489,234	531,565
Prepaid expenses and other current assets	203,213	173,432	170,193	143,710
Total current assets	1,369,253	1,223,332	1,371,561	1,113,013
Property and equipment, net	1,088,287	967,422	930,564	890,538
Operating lease right-of-use assets	1,030,776	1,114,762	1,101,495	1,119,280
Marketable securities	269,780	123,662	9,350	83,121
Deferred income taxes and other assets	132,510	117,167	117,705	114,641
Total Assets	$3,890,606	$3,546,345	$3,530,675	$3,320,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$315,481	$237,386	$349,793	$232,901
Current portion of operating lease liabilities	240,074	254,703	255,122	213,911
Accrued expenses, accrued compensation and other current liabilities	493,446	414,043	341,983	264,240
Total current liabilities	1,049,001	906,132	946,898	711,052
Non-current portion of operating lease liabilities	986,026	1,074,009	1,069,434	1,119,340
Long-term debt	—	—	—	—
Deferred rent and other liabilities	108,848	88,846	83,024	60,348
Total Liabilities	2,143,875	2,068,987	2,099,356	1,890,740

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 97,863,862, 97,815,985, 97,786,381 and 97,975,343 shares issued and outstanding, respectively	10	10	10	10
Additional paid-in-capital	18,671	19,360	15,669	5,201
Retained earnings	1,744,772	1,475,108	1,446,534	1,454,333
Accumulated other comprehensive loss	(16,722)	(17,120)	(30,894)	(29,691)
Total Shareholders’ Equity	1,746,731	1,477,358	1,431,319	1,429,853
Total Liabilities and Shareholders’ Equity	$3,890,606	$3,546,345	$3,530,675	$3,320,593

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Nine Months Ended
	October 31,
	2021	2020	2019
Cash flows from operating activities:
Net income (loss)	$269,664	$(27,338)	$148,557
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,985	78,308	83,617
Non-cash lease expense	144,347	147,198	142,210
(Benefit) provision for deferred income taxes	(5,086)	(15,293)	211
Share-based compensation expense	19,068	17,030	16,807
Store impairment	—	14,528	—
Loss on disposition of property and equipment, net	193	706	819
Changes in assets and liabilities:
Receivables	(24,387)	1,137	(19,550)
Inventory	(238,094)	(79,462)	(161,255)
Prepaid expenses and other assets	(10,087)	(35,403)	(37,228)
Payables, accrued expenses and other liabilities	161,251	235,618	100,534
Operating lease liabilities	(172,575)	(122,360)	(153,320)
Net cash provided by operating activities	222,279	214,669	121,402
Cash flows from investing activities:
Cash paid for property and equipment	(159,008)	(89,153)	(171,121)
Cash paid for marketable securities	(442,249)	(93,945)	(299,322)
Sales and maturities of marketable securities	237,879	384,999	382,629
Net cash (used in) provided by investing activities	(363,378)	201,901	(87,814)
Cash flows from financing activities:
Borrowings under debt	—	220,000	—
Repayments of debt	—	(220,000)	—
Proceeds from the exercise of stock options	2,815	—	974
Share repurchases related to share repurchase program	(14,888)	(7,036)	(217,421)
Share repurchases related to taxes for share-based awards	(7,684)	(3,802)	(5,574)
Net cash used in financing activities	(19,757)	(10,838)	(222,021)
Effect of exchange rate changes on cash and cash equivalents	1,575	(2,626)	(2,757)
(Decrease) increase in cash and cash equivalents	(159,281)	403,106	(191,190)
Cash and cash equivalents at beginning of period	395,635	221,839	358,260
Cash and cash equivalents at end of period	$236,354	$624,945	$167,070